Exhibit 10.47

Dominion Resources, Inc.

2017 Base Salaries for Named Executive Officers*

The 2017 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell II, Chairman, President and Chief Executive Officer—$1,554,992; Mark F. McGettrick, Executive Vice President and Chief Financial Officer—$879,828; David A. Christian, Executive Vice President and Chief Innovation Officer—$703,960; Paul D. Koonce, Executive Vice President and President and Chief Executive Officer—Dominion Generation Group—$703,960; and David A. Heacock, President—Dominion Nuclear—$530,674 (Mr. Heacock retired effective March 1, 2017).

*	Effective March 1, 2017